Exhibit 99.2

CANO PETROLEUM

801 CHERRY STREET,
SUITE 3200

FORT WORTH, TX 76102

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	M18924-S53573	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CANO PETROLEUM

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain

1.

Adoption of the Agreement and Plan of Merger, dated September 29, 2009, by and among Cano Petroleum, Inc., Resaca Exploitation, Inc. and Resaca Acquisition Sub, Inc. (as amended, the “Merger Agreement”) and the merger contemplated thereby.

		☐	☐	☐

2.

Adoption of the amendment to the Certificate of Designations, Rights and Preferences of the Series D Convertible Preferred Stock of Cano Petroleum, Inc. dated August 31, 2006 (the “Cano Series D Amendment”).

		☐	☐	☐

3.

Adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Agreement or the Cano Series D Amendment.

		☐	☐	☐

4.	In accordance with their discretion, to consider and vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.	☐	☐

The first two proposals listed above relating to the merger and the Cano Series D Amendment are conditioned upon each other and the approval of each such proposal is required for completion of the merger.

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

M18925-S53573

Cano Petroleum, Inc.

Burnett Plaza

801 Cherry Street, Suite 3200

Fort Worth, Texas 76102

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CANO PETROLEUM, INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS

The undersigned hereby constitutes and appoints S. Jeffrey Johnson and Benjamin Daitch, or either of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Cano Petroleum, Inc. and all of the shares of Series D Convertible Preferred Stock, voting separately as a class and on an “as converted” basis with the shares of common stock, held of record by the undersigned at the close of business on April 27, 2010 at the Special Meeting of Stockholders to be held at 10:00 a.m. Fort Worth, Texas time, at the Fort Worth Club, 306 West 7th Street, Fort Worth, Texas 76102, on June 2, 2010 and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated May 7, 2010 and the proxy statement accompanying such notice.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR THE ADOPTION OF THE MERGER AGREEMENT, (II) FOR THE CANO SERIES D AMENDMENT, (III) FOR THE CANO MEETING ADJOURNMENT PROPOSAL, AND (IV) IN THE DISCRETION OF THE PROXY OR PROXIES, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRCTORS’ RECOMMENDATIONS.

(Continued, and to be marked, dated and signed, on the other side)